UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

Prism Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The following proposals were approved at the December 29, 2016 annual meeting of stockholders of Prism Technologies Group, Inc. (the “Company”):

1.	Election of Directors. Stockholders elected James M. Corroon to serve as the Class II director for a three year term expiring at the Company’s 2019 annual meeting of stockholders.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
James M. Corroon	3,877,257	251,144	3,648,224

2.	Advisory Vote on Executive Compensation. Stockholders approved, on an advisory, non-binding basis, a resolution approving the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3,926,392	194,692	7,317	3,648,224

3.

Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
7,609,097	119,011	48,517	0

4.

Approval of an Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split. Stockholders approved an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock in a ratio of between 1 for 20 and 1 for 100, as determined by the Board of Directors.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
7,431,322	301,234	44,069	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRISM TECHNOLOGIES GROUP, INC.

Date: January 3, 2017	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary